UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

GIFTIFY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42206	45-2482974
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Woodfield Road, Suite 510 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 272-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GIFT	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2025, Giftify Inc. (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) with Balazs Wellisch. Mr. Wellisch was the Chief Technology Officer of Restaurant.com, a wholly-owned subsidiary of the Company, a pioneer in the restaurant deal space and the nation’s largest restaurant-focused digital deals brand. Under the terms of the Agreement, Mr. Wellisch is now the Chief Operating Officer (“COO”) of Restaurant.com. Under the terms of the three-year Agreement, Mr. Wellisch shall receive an annual base salary of $240,000 with a minimum annual merit increase of 5% of his annual salary in the prior year and a minimum annual bonus of $25,000.

If the Agreement is terminated by Mr. Wellisch for good reason, or the Company without cause, the Company is obligation to pay Mr. Wellisch a cash payment, payable in equal installments over a six (6) month period (the “Severance Period), equal to the sum of the following:

(A) Salary. The equivalent of the lesser of (i) six (6) months of Executive’s then-current base salary or (ii) the remainder of the term of the Agreement.

(B) Earned but Unpaid Amounts. Any previously earned but unpaid salary through Executive’s final date of employment with the Company, and any previously earned but unpaid bonus amounts prior to the date of Executive’s termination of employment.

(C) Equity. All equity vested at time of termination shall be retained by Executive and all equity that has not vested shall be accelerated and be deemed vested.

(D) Other Benefits. The Company shall provide continued coverage for the remainder of the Severance Period under all health, life, disability and similar employee benefit plans and programs of the Company on the same basis as Executive was entitled to participate immediately prior to such termination.

Mr. Wellisch also entered into a confidentiality and non-competition agreement in conjunction with his employment agreement which contains covenants restricting Mr. Wellisch from engaging in any activities competitive with our business during the term of the employment agreement and one year thereafter and prohibiting him from disclosure of confidential information regarding our company at any time.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the form of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated January 16, 2025, between Giftify, Inc. and Balazs Wellisch
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 21, 2025	GIFTIFY, Inc.

	By:	/s/ Ketan Thakker
Ketan Thakker
President and CEO

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